EXHIBIT 99.1


Honorable John Zebrowski
ADR SERVICES, INC.
1900 Avenue of the Stars, Suite 250
Los Angeles, California 90067-4303
(310) 201-0010 PH
(310) 201-0016 FAX





                    IN THE MATTER OF THE ARBITRATION BETWEEN


AP-LONG BEACH AIRPORT, LLC, a  Delaware       )    ADRS NO: 03-5032-JZ
Limited Liability  Company,                   )
                                              )
                                              )
                         Plaintiff,           )
                  vs.                         )
                                              )
MOONEY AEROSPACE GROUP, LTD., a               )    PRELIMINARY ARBITRATION
Delaware corporation, formerly known as       )    AWARD
ADVANCED AERODYNAMICS AND                     )
STRUCTURES, INC., a Delaware 1 Corporation;   )
and DOES 1 through 50, inclusive,             )
                                              )    Hon. John Zebrowski
                                              )
                                              )
                         Defendant.           )


         This matter was extensively arbitrated, argued and briefed, and the parties requested a summary decision.

         Taking into account the rent now owing, applying the standard of what is most likely to happen in the future in light of the evidence, and following the applicable law, the undersigned arbitrator now renders an award as follows:

         1. Plaintiff AP Long Beach Airport LLC shall recover from Defendant Mooney Aerospace Group, Ltd (fka Advanced Aerodynamics and Structures , Inc.), the sum of $23,901,617.90.

         2. This sum does not include attorney fees. Plaintiff has requested attorney's fees. Plaintiff is granted leave to apply for fees by papers filed and served no later than May 20. Such papers may be filed and served earlier if desired. Defendant may oppose by papers filed no later than 10 days following receipt of plaintiff's papers. The matter will then stand submitted on the papers unless the undersigned arbitrator orders further proceedings.


Date:  5/3/04                          /s/  John Zebrowski
                                       -----------------------------------------
                                       Hon. John Zebrowski
                                       Justice of the Court of Appeal (Retired)
                                       Arbitrator



                                       2